UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 30, 2010
Date of Report (Date of earliest event reported)

Mercer Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25425	23-2934601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

10 North Highway 31, Pennington, New Jersey		08534
(Address of principal executive offices)		(Zip Code)

(609) 737-0426 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement.

The Merger Agreement

On November 30, 2010, Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United Fire & Casualty Company, an Iowa corporation (“United Fire”), and Red Oak Acquisition Corp., a Pennsylvania corporation and wholly-owned subsidiary of United Fire (the “Acquisition Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, the Acquisition Sub will merge with and into Mercer (the “Merger”), with Mercer surviving the Merger as a wholly-owned subsidiary of United Fire. The Merger Agreement has been approved unanimously by the Board of Directors of Mercer.

To induce United Fire to enter into the Merger Agreement, each of the directors and executive officers of Mercer has executed a shareholder support agreement in the form attached to the Merger Agreement (collectively, the “Shareholder Support Agreements”), pursuant to which, among other things, such director or executive officer has agreed to vote his or her shares of Mercer common stock in favor of the Merger Agreement and the Merger. Such shares constituted approximately 13% of the total issued and outstanding shares of Mercer common stock as of November 30, 2010.

At the effective time of the Merger (the “Effective Time”), each share of Mercer common stock issued and outstanding immediately prior to the Effective Time (other than shares held in Mercer’s treasury or owned by any subsidiary of Mercer and any shares owned by United Fire), including any allocated and unallocated shares held by Mercer’s employer stock ownership plan and any shares of restricted stock, will be automatically cancelled and converted into the right to receive $28.25 in cash (the “Cash Consideration”). Each option to purchase shares of Mercer common stock issued and outstanding immediately prior to the Effective Time, whether or not vested and exercisable, will be cancelled and converted into the right to receive the product of (i) the number of shares of Mercer common stock that would have been acquired upon the exercise of such stock option, multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price to acquire a share of Mercer common stock under such stock option.

Consummation of the Merger is subject to customary conditions, including (i) the approval of Mercer’s shareholders, (ii) receipt of antitrust and insurance regulatory approvals, (iii) the absence of any law, order or injunction prohibiting the Merger, (iv) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), and (v) each party’s compliance with its covenants and agreements contained in the Merger Agreement. In addition, United Fire’s obligation to consummate the Merger is subject to (i) no event, occurrence, fact, condition, effect, change or development shall have occurred that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on Mercer and its subsidiaries, taken as a whole, or on the ability of Mercer to consummate the transactions contemplated by the Merger Agreement, and (ii) Mercer obtaining certain material consents and approvals set forth in the Merger Agreement. The Merger is not subject to any financing condition.

Each of United Fire and Mercer has made representations and warranties in the Merger Agreement.  Mercer has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business, consistent with past practice, during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to solicit alternate transactions, enter into discussions, or enter into any agreement concerning, or provide confidential information in connection with, any proposals for alternative transactions, subject to a customary “fiduciary-out” provision which allows Mercer under certain circumstances to provide information to and participate in discussions with third parties prior to the approval of the Merger by Mercer’s shareholders, with respect to unsolicited alternative acquisition proposals that Mercer’s Board of Directors has determined, in its reasonable good faith judgment, would be more favorable, from a financial point of view, to Mercer’s shareholders than the Merger and that such proposal is reasonably capable of being completed within a substantially similar period of time as the Merger (a “Superior Proposal”) and (iii) to call and hold a special shareholders’ meeting and recommend adoption of the Merger Agreement.

The Merger Agreement contains specified termination rights for both United Fire and Mercer.  Among other termination rights, Mercer may terminate the Merger Agreement prior to the date on which the shareholders of Mercer approve the Merger if the Board of Directors of Mercer determines that it would, in the reasonable good faith judgment of Mercer’s Board of Directors, violate its fiduciary duties under applicable law to recommend approval of the Merger or the Merger Agreement (or if such recommendation is withdrawn) as a result of the receipt of a Superior Proposal.  In connection with such termination, Mercer must pay United Fire a $6,685,000 fee.  In addition, Mercer may also be obligated to pay a fee of $6,685,000 or to reimburse United Fire for its expenses incurred in connection with the Merger Agreement, up to $500,000, if the Merger Agreement is terminated under certain other specified circumstances.

The representations, warranties and covenants contained in the Merger Agreement (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (iv) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fire, Acquisition Corp. or Mercer or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that Mercer will file in connection with the Merger, and the other documents that the parties will file, with the SEC.

The foregoing description of the Merger Agreement and the Shareholder Support Agreements, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the form of Shareholder Support Agreement, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of Mercer, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on Mercer. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of Mercer may not adopt the Merger Agreement; (2) the parties may be unable to obtain governmental and regulatory approvals required for the Merger, or required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; (3) the parties may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; (4) the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period, or the risk that the businesses will not be integrated successfully; (5) the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; (6) developments beyond the parties’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments and technological developments; or (7) the “risk factors” and other factors referred to in Mercer’s reports filed with or furnished to the SEC. There can be no assurance that other factors not currently anticipated by Mercer will not materially and adversely affect future events. Shareholders are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Mercer, United Fire or the Acquisition Sub. Forward-looking statements speak only as of the date the statement was made. Neither Mercer, United Fire nor the Acquisition Sub undertakes any obligation to update or revise any forward-looking statement.

Additional Information and Where to Find It

In connection with the proposed transaction, Mercer will file a proxy statement with the SEC. INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by Mercer (when available), at the SEC’s Web site at www.sec.gov or in the Investors section of Mercer’s web site at www.mercerins.com. The proxy statement and such other documents may also be obtained, when available, for free from Mercer by directing such request to Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, telephone: (800) 762-6837.

Mercer and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Mercer’s shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in Mercer’s proxy statement relating to the 2010 annual shareholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into the Merger Agreement, each of Andrew R. Speaker, President and Chief Executive Officer, David B. Merclean, Senior Vice President and Chief Financial Officer, Paul D. Ehrhardt, Senior Vice President and Chief Underwriting, and Paul R. Corkery, Senior Vice President and Chief Information Officer, have entered into agreements to terminate their existing employment agreements with Mercer and certain of its subsidiaries at the effective time of the Merger.  These agreements provide that Mercer will make a cash payment to each such executive in an amount equal to 100% of the change in control payments due to each such executive under his current employment agreement.

In addition, on November 30, 2010, the Board of Directors of Mercer adopted the Senior Management Retention Plan (the “Retention Plan”) in connection with the proposed Merger. The Retention Plan, which will be effective as of the effective time of the Merger, is intended to reward certain senior officers of Mercer for continuing to provide services to Mercer after completion of the Merger. Pursuant to the terms of the Retention Plan, Messrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to the surviving company on a transition basis following the Merger in exchange for payments on each of the three, six and nine month anniversaries of the effective date of the Merger.

The foregoing summary of the employment termination agreements and the Retention Plan does not purport to be a complete description and is qualified in its entirety by reference to the employment termination agreements, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, and the Retention Plan, a copy of which is attached hereto as Exhibit 10.6, each of which is incorporated herein by reference.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2010, the Board of Directors of Mercer amended and restated Section 1.06(b) of Mercer’s bylaws to reduce the quorum requirement for special meetings of shareholders from sixty percent (60%) to fifty percent (50%), to match the provisions regarding what constitutes a quorum in Mercer’s articles of incorporation. A copy of Section 1.06(b) of the bylaws, as amended, is attached hereto as Exhibit 3.1.  No shareholder approval of this amendment to the bylaws is required.

Item 7.01       Regulation FD Disclosure.

On November 30, 2010, Mercer Insurance and United Fire issued a joint press release, attached hereto as Exhibit 99.1, announcing that they had entered into an Agreement and Plan of Merger.  Exhibit 99.1 is incorporated into this Item 7.01 by reference.  The information contained in such Exhibit shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of November 30, 2010, by and among Mercer Insurance Group, Inc., Red Oak Acquisition Corp. and United Fire & Casualty Company.*

3.1	Section 1.06(b) of Bylaws of Mercer, as amended.

10.1	Form of Shareholder Support Agreement.

10.2	Agreement to Terminate Employment Agreement dated November 30, 2010 for Andrew R. Speaker.

10.3	Agreement to Terminate Employment Agreement dated November 30, 2010 for David B. Merclean.

10.4	Agreement to Terminate Employment Agreement dated November 30, 2010 for Paul D. Ehrhardt.

10.5	Agreement to Terminate Employment Agreement dated November 30, 2010 for Paul R. Corkery.

10.6	Mercer Insurance Group, Inc. Senior Management Retention Plan.

99.1	Joint Press Release issued by United Fire & Casualty Company and Mercer Insurance Group, Inc., dated November 30, 2010.

* Disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Mercer agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercer Insurance Group, Inc.
Dated: December 1, 2010
	By:	/s/ David B. Merclean
David B. Merclean
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 30, 2010, by and among Mercer Insurance Group, Inc., Red Oak Acquisition Corp. and United Fire & Casualty Company.*
3.1	Section 1.06(b) of Bylaws of Mercer, as amended.
10.1	Form of Shareholder Support Agreement.
10.2	Agreement to Terminate Employment Agreement dated November 30, 2010 for Andrew R. Speaker.
10.3	Agreement to Terminate Employment Agreement dated November 30, 2010 for David B. Merclean.
10.4	Agreement to Terminate Employment Agreement dated November 30, 2010 for Paul D. Ehrhardt.
10.5	Agreement to Terminate Employment Agreement dated November 30, 2010 for Paul R. Corkery.
10.6	Mercer Insurance Group, Inc. Senior Management Retention Plan.
99.1	Joint Press Release issued by United Fire & Casualty Company and Mercer Insurance Group, Inc., dated November 30, 2010.

* Disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Mercer agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.